UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 30, 2012

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. Office:
c/o Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, NY 10017

(Address of principal executive offices including zip code)

(845) 507-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting of Stockholders on November 30, 2012. At the meeting, stockholders (i) re-elected all six directors nominated by the Company's Board of Directors and (ii) approved an amendment to the Company's Certificate of Incorporation, as amended, to increase the amount of the Company's authorized common stock, par value $.01 per share, from 35,000,000 shares to 60,000,000 shares.

Set forth below are the final voting results for each of the proposals.

(1) Election of Six (6) director nominees until the next annual meeting of the Company.

Director	Votes For	Votes Withheld
Lei Gu	10,226,553	294,729
Anthony Chan	10,133,853	387,429
Augustine Lo	9,908,332	612,950
Chang Shan	9,907,213	614,069
Cheng Wang	9,904,083	617,199
Leo Li	10,227,283	293,999

(2) Amendment to the Company's Certificate of Incorporation, as amended, to increase the amount of the Company's authorized common stock, par value $.01 per share, from 35,000,000 shares to 60,000,000 shares.

Votes For	Votes Against	Abstentions
17,097,581	3,050,002	19,769

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: December 4, 2012	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer